Exhibit 10.2

BEACON POWER CORPORATION

WARRANT AMENDMENT AND EXERCISE AGREEMENT

This Agreement (the “Agreement”) dated October 3, 2011 relates to (i) Warrant Number A-8 dated December 23, 2010 (the “Warrant”) issued by Beacon Power Corporation, a Delaware corporation (the “Company”) to Pacific Capital Management LLC (the “Holder”), pursuant to which the Holder is entitled to subscribe for and purchase up to 441,274 (after giving effect to all stock splits and reverse stock splits on or prior to the date hereof) shares of the voting common stock of the Company, par value $0.01 per share (the “Common Stock”). Capitalized terms used but not defined in this Agreement have the meanings given to them in the Warrant.

WHEREAS, the Company and the Holder wish to amend the Warrant, and the Holder wishes to exercise the Warrant in part according to its amended terms;

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

Amendments.

1.1                                 The definition of “Exercise Price” in Section 1(b) of the Warrant is hereby amended and restated in its entirety as follows:

“(b) Exercise Price.  For purposes of this Warrant, “Exercise Price” means $0.30, after giving effect to all stock splits and reverse stock splits on or prior to October 3, 2011, subject to further adjustment as provided herein.”

1.2                                 All other terms of the Warrant shall remain unchanged.

The Holder agrees to exercise the Warrant in part for 250,000 shares of Common Stock (the “Exercise”) at the amended terms on the date hereof, and to deliver concurrently with the execution of this Agreement an exercise notice with respect to such Exercise.

The Company represents, warrants and agrees that:

it has all the requisite authority and power to enter into and consummate the transactions contemplated herein and such transactions shall not contravene any contractual, regulatory, statutory or other obligation or restriction applicable to the Company;

this Agreement has been duly and validly authorized, executed and delivered by the Company, and shall constitute a legal, valid, and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles whether in a proceeding in equity or at law;

it has a sufficient number of authorized and unissued shares of voting common stock to issue upon the Exercise; and

any shares issued to Holder pursuant to the Exercise shall be registered under the Company’s effective shelf registration statements on Form S-3 (File No. 333-152140 and 333-161648) and shall be freely tradable, subject to the accuracy of Holder’s representations in Section 4.4 below.

The Holder  represents and warrants that:

it has the authority to enter into the transactions and consummate the transactions contemplated herein and such transactions shall not contravene any contractual, regulatory, statutory or other obligation or restriction applicable to the Holder;

this Agreement has been duly and validly authorized, executed and delivered by the Holder, and shall constitute a legal, valid, and binding obligation of the Holder, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles whether in a proceeding in equity or at law;

it has sufficient knowledge and experience in financial and business matters so as to be capable of bearing the economic risks of participation in this Agreement, and it is capable of evaluating the merits and risks of participating in this Agreement, including any risks associated with surrendering certain rights related to the Warrant; and

it is not an affiliate of the Company as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended.

Miscellaneous. This Agreement may be executed in multiple original counterparts, each of which shall be an original, but all of which shall constitute one and the same Agreement.  This Agreement and all rights, obligations and liabilities hereunder shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of October 3, 2011.

THE HOLDER:

Pacific Capital Management LLC

By:
Name:
Title:

THE COMPANY:

Beacon Power Corporation

By:
Name:
Title: